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Exhibit 10.42

FIRST AMENDMENT
TO
EXECUTIVE SEVERANCE AGREEMENT

        First Amendment ("Amendment") made as of March 3, 2008 to the Executive Severance Agreement ("Agreement") dated as of February 14, 2002, by and between Mac-Gray Corporation, a Delaware corporation with its principal place of business in Waltham, Massachusetts (the "Company"), and                        (the "Executive").

        WHEREAS, the parties hereto desire to amend the Agreement to comply with the requirement of Section 409A of the Internal Revenue Code of 1986, as amended; and

        WHEREAS, the parties hereto desire that this Amendment be deemed a modification and an amendment to the Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

        1.     The Agreement is hereby amended by adding the following Section 20 to the end thereof:

          "20.    Section 409A.    Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive's termination of employment, the Executive is considered a 'specified employee' within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment or benefit that the Executive becomes entitled to under this Agreement would be considered deferred compensation subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment or benefit shall be payable or provided prior to the date that is the earlier of (A) six months after the Executive's 'separation from service' within the meaning of Section 409A of the Code, or (B) the Executive's death. The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party."

        2.     All other provisions of the Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein.

        3.     This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company and by the Executive as of the date first above written.

MAC-GRAY CORPORATION
By:
Name: Stewart G. MacDonald, Jr Title: Chairman of the Board and Chief Executive Officer

Executive

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  Exhibit 10.42